Exhibit 23.3

                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Euronet Worldwide, Inc. of our report dated February 6, 2004 relating to the financial statements of transact Elektronische Zaklungssysteme GmbH, Martinsried, which appears in the Current Report on Form 8-K/A of Euronet Worldwide, Inc., dated February 9, 2004. We consent to the use of the aforementioned report in such Registration Statement.

Grant Thornton GmbH
Hamburg, Germany
June 24, 2004


                                       Grant Thornton GmbH
                                       Wirtschaftsprufungsgessellschaft



                                       /s/ Dr. Kirnberger     /s/ Fleischmann
                                       Wirtschaftsprufer      Wirtschaftsprufer